Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS
FOURTH QUARTER AND FISCAL YEAR 2006 FINANCIAL RESULTS

AVON, Conn. — February 28, 2007 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the fourth quarter and fiscal year 2006.

Financial Results

For the fiscal year ended December 31, 2006, the Company reported net revenue of $1.7 billion and net income of $86.3 million, or $2.23 per diluted common share.  For the prior year, net revenue was $1.8 billion and net income was $130.6 million, or $3.46 per diluted common share. Net income for the prior year, as well as the fourth quarter of 2005, was favorably impacted by the sale of certain assets to Aetna, Inc., which generated an after-tax gain of $34.7 million. For 2006, the Company’s segment profit (which represents profit from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, income taxes and minority interest) was $216.3 million, compared with $246.0 million in the prior year.

For the fourth quarter of 2006, the Company reported net revenue of $461.3 million, compared with $436.4 million in the prior year fourth quarter. Net income in the quarter was $22.5 million, or $0.58 per diluted common share, compared with $52.2 million, or $1.38 per diluted common share in the fourth quarter of 2005. Segment profit for the fourth quarter was $62.3 million, compared with $56.9 million in the prior year quarter.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $188.8 million. Cash flow from operations for 2006 was $197.0 million compared with $188.0 million for the prior year period.

Steven J. Shulman, chairman and chief executive officer, said, “This past year was marked by continued robust financial performance overall coupled with significant advances in the Company’s strategic development as a specialty managed health care organization.  With our expansion into the radiology management and specialty pharmaceuticals arenas, we are demonstrating that we can bring to bear resources and skills to complement the specialized knowledge and innovative clinical approaches of the companies we acquired during 2006.”

Mark S. Demilio, chief financial officer, noted, “The fourth quarter benefited from one-time favorable contractual settlements of $5.1 million and out-of-period favorable care development of $1.7 million in our health plan segment.  These items contributed to the Company’s exceeding the upper end of our previously announced 2006 segment profit guidance by $6 million and net income guidance by $2 million or $0.05 per diluted common share.  The Company was also successful in 2006 in executing on our stated strategy of using our strong cash position to further our long-term objective of driving greater value for our customers and their stakeholders, and managing a greater portion of the health care dollar.  Our strong balance sheet, rigorous financial management, and underwriting acumen are key to our customers’ confidence in our ability to manage the most dynamic areas of health care.  Our solid financial foundation also affords us the resources to invest in enhancements to our existing product lines and to fund business development efforts across our product lines.”

Commenting on segment performance, Shulman said, “Our behavioral health business, particularly in the public sector segment, performed better than expected, and results for our specialty pharmaceutical segment were on target. With regard to radiology management, while results to date have lagged our expectations somewhat, we have implemented significant enhancements to operations and organizational infrastructure and achieved a major milestone with the development of a risk-based radiology management offering.  I am confident that our persistent focus on further improvement in this segment will yield positive results.

Earnings Results Conference Call

A conference call will be held to discuss the Company’s financial results at 9:30 a.m. Eastern time today, February 28, 2007.  To participate in the conference call, interested parties should call 1-888-390-4698 and reference the passcode Fourth Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 1-800-294-0344 and 1-402-220-9747 (from outside the U.S.).

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization, managing behavioral health, radiology and specialty pharmaceuticals for government agencies, health plans and corporations.

Cautionary Statement:  Certain of the statements made in this press release including, without limitation, statements regarding improvement in the radiology benefit management segment and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) risk concerning the possible election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company’s initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on the Company’s ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Risk Factors” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission today and posted on the Company’s Web site.  Segment profit information referred to in this press release may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, will be included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2006.

# # #

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006 (1)	2005	2006 (1)
	(unaudited)	(unaudited)

Net revenue	$436,439	$461,254	$1,808,003	$1,690,270

Cost and expenses:
Cost of care	284,396	276,634	1,204,659	1,081,080
Cost of goods sold	—	26,597	—	41,809
Direct service costs and other operating expenses (2)	98,575	108,651	377,533	385,478
Equity in (earnings) loss of unconsolidated subsidiaries	361	—	(4,350)	(390)
Depreciation and amortization	12,136	13,776	49,088	48,862
Interest expense	18,044	1,795	44,005	7,292
Interest income	(5,537)	(4,210)	(17,464)	(17,628)
Gain on sale of assets	(56,367)	—	(56,367)	(5,148)
Special benefits	—	—	(556)	—
	351,608	423,243	1,596,548	1,541,355
Income from continuing operations before income taxes and minority interest	84,831	38,011	211,455	148,915
Provision for income taxes	32,709	15,526	82,405	62,695
Income from continuing operations before minority interest	52,122	22,485	129,050	86,220
Minority interest, net	11	(2)	58	(42)
Income from continuing operations	52,111	22,487	128,992	86,262
Income from discontinued operations (3)	71	—	1,597	—
Net income	52,182	22,487	130,589	86,262
Other comprehensive income (loss) (4)	319	47	(109)	609
Comprehensive income	$52,501	$22,534	$130,480	$86,871

Weighted average number of common shares outstanding — basic (5)	36,474	37,144	35,966	36,986
Weighted average number of common shares outstanding — diluted (5)	37,712	38,762	37,691	38,621

Income per common share — basic:
Income from continuing operations	$1.43	$0.61	$3.59	$2.33
Income from discontinued operations	$—	$—	$0.04	$—
Net income	$1.43	$0.61	$3.63	$2.33

Income per common share — diluted:
Income from continuing operations	$1.38	$0.58	$3.42	$2.23
Income from discontinued operations	$—	$—	$0.04	$—
Net income	$1.38	$0.58	$3.46	$2.23

(1)             For a more detailed discussion of Magellan’s results for the fiscal year ended December 31, 2006, refer to the Company’s Annual Report on Form 10-K, which will be filed with the SEC on February 28, 2007, and the live broadcast or taped replay of the Company’s earnings conference call on February 28, 2007, which will be available at www.MagellanHealth.com.

(2)             Includes stock compensation expense of $3,783 and $12,958 for the three months ended December 31, 2005 and 2006, respectively, and $15,807 and $33,991 for the years ended December 31, 2005 and 2006, respectively.

(3)             Net of income tax provision (benefit) of $(21) and $1,052 for the three months and year ended December 31, 2005, respectively.

(4)             Net of income tax provision (benefit) of $338 and $(4) for the three months and years ended December 31, 2005 and 2006, respectively.

(5)             Weighted average number of common shares outstanding for the fiscal years ended December 31, 2005 and 2006 were calculated using outstanding shares of the Company’s Ordinary Common Stock and Multi-Vote Common Stock as appropriate.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2005	2006

Cash flows from operating activities:
Net income	$130,589	$86,262

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(56,367)	(5,148)
Depreciation and amortization	49,088	48,862
Equity in earnings of unconsolidated subsidiaries	(4,350)	(390)
Non-cash interest expense	1,389	1,389
Non-cash stock compensation expense	15,807	33,991
Non-cash income tax expense	77,998	57,487
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(45,309)	8,941
Accounts receivable, net	17,779	128
Other assets	1,631	(4,365)
Accounts payable and accrued liabilities	(15,746)	(8,062)
Medical claims payable and other medical liabilities	14,932	(23,155)
Other	541	1,024
Net cash provided by operating activities	187,982	196,964

Cash flows from investing activities:
Capital expenditures	(22,207)	(25,477)
Acquisitions and investments in businesses, net of cash acquired	—	(283,005)
Proceeds from sale of assets	55,789	22,200
Purchase of investments	(797,564)	(69,807)
Maturity of investments	906,878	254,397
Proceeds from note receivable	7,000	3,000
Other	343	—
Net cash provided by (used in) investing activities	150,239	(98,692)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(315,866)	(25,202)
Proceeds from exercise of stock options and warrants	13,294	9,628
Net cash used in financing activities	(302,572)	(15,574)
Net increase in cash and cash equivalents	35,649	82,698
Cash and cash equivalents at beginning of period	45,390	81,039
Cash and cash equivalents at end of period	$81,039	$163,737

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except membership amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006
	(unaudited)	(unaudited)
Net revenue
— Health Plan	$220,552	$174,374	$907,796	$656,022
— Employer	32,251	31,430	127,090	128,746
— Public Sector	183,636	210,106	773,117	808,657
— Radiology Benefits Management	—	10,811	—	41,617
— Specialty Pharmaceutical Management	—	34,533	—	55,228
Total revenue	436,439	461,254	1,808,003	1,690,270

Cost of care
— Health Plan	119,286	91,544	501,831	363,121
— Employer	7,134	7,003	30,256	28,945
— Public Sector	157,976	178,087	672,572	689,014
Total cost of care	284,396	276,634	1,204,659	1,081,080

Cost of goods sold — Specialty Pharmaceutical Management	—	26,597	—	41,809

Direct service costs
— Health Plan	41,128	27,812	163,026	105,981
— Employer	16,752	16,844	64,660	67,723
— Public Sector	7,360	10,052	29,812	36,321
— Radiology Benefits Management	—	13,376	—	40,136
— Specialty Pharmaceutical Management	—	4,806	—	7,437
Total direct services costs	65,240	72,890	257,498	257,598

Other operating expenses — Corporate & Other	33,335	35,761	120,035	127,880

Equity in (earnings) loss of unconsolidated subsidiaries— Health Plan	361	—	(4,350)	(390)

Stock compensation expense (1)
— Health Plan	(114)	(356)	(519)	(1,313)
— Employer	(42)	(36)	(108)	(282)
— Public Sector	(78)	(44)	(337)	(647)
— Radiology Benefits Management	—	(2,852)	—	(3,739)
— Specialty Pharmaceutical Management	—	(2,269)	—	(3,577)
— Corporate & Other	(3,549)	(7,401)	(14,843)	(24,433)
Total stock compensation expense	(3,783)	(12,958)	(15,807)	(33,991)

Segment profit (loss)
— Health Plan	59,891	55,374	247,808	188,623
— Employer	8,407	7,619	32,282	32,360
— Public Sector	18,378	22,011	71,070	83,969
— Radiology Benefits Management	—	287	—	5,220
— Specialty Pharmaceutical Management	—	5,399	—	9,559
— Corporate & Other	(29,786)	(28,360)	(105,192)	(103,447)
Total segment profit	$56,890	$62,330	$245,968	$216,284

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$56,890	$62,330	$245,968	$216,284
Stock compensation expense	(3,783)	(12,958)	(15,807)	(33,991)
Depreciation and amortization	(12,136)	(13,776)	(49,088)	(48,862)
Interest expense	(18,044)	(1,795)	(44,005)	(7,292)
Interest income	5,537	4,210	17,464	17,628
Gain on sale of assets	56,367	—	56,367	5,148
Special benefits	—	—	556	—
Income from continuing operations before income taxes andminority interest	$84,831	$38,011	$211,455	$148,915

Membership
— Health Plan				27.6
— Employer				13.9
— Public Sector				2.0
— Radiology Benefits Management				17.3
Total membership				60.8

(1)             Stock compensation expense is included in direct service costs and other operating expenses, however this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.